EXHIBIT 10.2





                                       Contract



                        Shanghai General Bearing Company, Ltd.











                                      June 1988

                                       CONTENTS
                                       --------
          Chapter 1      General Provisions
          Chapter 2      Parties to the Joint Venture
          Chapter 3      Establishment of the Joint Venture Company
          Chapter 4      Objective and Scope of Operation
          Chapter 5      Total Investment and the Registered Capital
          Chapter 6      Obligations of the Parties
          Chapter 7      Sales of Product and Price
          Chapter 8      The Board of Directors
          Chapter 9      Managing Organization
          Chapter 10     Purchasing of Materials
          Chapter 11     Land Use
          Chapter 12     Start-up of the Joint Venture Company
          Chapter 13     Labour Management
          Chapter 14     Taxation,Accounting, Audition
          Chapter 15     Duration of the Joint Venture
          Chapter 16     Liquidation of Assets after Expiration
          Chapter 17     Insurance
          Chapter 18     Trademark and Confidentiality
          Chapter 19     The Amendment, Alteration and Discharge of
                         the Contract and Liabilties for
                         Breach of Contract
          Chapter 20     Force Majeure
          Chapter 21     Applicable Law
          Chapter 22     Settlement of Disputes
          Chapter 23     Language
          Chapter 24     Effectiveness of the Contract Miscellaneous

                             CHAPTER 1 GENERAL PROVISIONS
                             ----------------------------
               Shanghai Rolling Bearing Factery and General Bearing Corporation, basing upon the 'Law of the People'S Republic of China on Joint Venture Using Chinese and Foreign Investment' and other relevant Chinese Laws and Rehulations and adhering to the principle of equality and mutual benefit and thorugh friendly consultation agree to jointly invest in setting up a joint venture enterprise in Shanghai, the People's Republic of China.
               The parties have agreed to enter into this Contract for the purposes of regulating their respective interests in the joint venture.

                        CHAPTER 2 PARTIES TO THE JOINT VENTURE
                        --------------------------------------
          Article 1
          ---------
               The parties to the joint venture are:
          (1) Shanghai Rolling Bearing Factory (hereinafter referred to as Party A) registered in Shanghai, the People's Republic of China. Legal representative: Mr. Yu You-Pin
          Position: director
          Nationality: Chinese
          (2) General Bearing Corporation (hereinafter referred to as Party B) registered in New York. United state, with its legal address at 304 Route 303, Blauvely, New York 10913, United State. Legal representative: Mr. Seymor Irving Gussack
          Position: Chairman of the Board of GBC.
          Nationality: America

          CHAPTER 3 ESTABLISHMENT OF THE JOINT VENTURE COMPANY
          ----------------------------------------------------

          Article 2
          ---------
               In accordance with the 'Law of the People's Republic of china on Joint Venture Using Chinese and Foreign Investment'and other relevant Chinese Laws and Regulations, the above mentioned two parties to the joint venture agree to set up in Shanghai, the People's Republic of China, a joint venture limited liability company, Shanghai General Bearing Company, LTD, (hereinafter referred to as the Joint Venture Company or JVC).

          Article 3
          ---------
               The name of the Joint Venture Company is Shanghai General Bearing Company Limited'. The legal address of the JVC is at 505-I, Humin Road, Shanghai, the people's Republic of china.
               Both Chinese and English names of the JVC are only used during the operation period of the JVC.

          Article 4
          ---------
               All activities of the Joint Venture Company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

          Article 5
          ---------
               The organization form of Joint Venture Company is a limited liability company. Each party to the Joint Venture Company is respectively liable to the Joint Venture Company within the limit of the capital subscribed by it. The profits, risks and losses of the Joint Venture Company shall be shared by the parties in proportion to their contributions of registered capital, but the liabilities for risks and losses shall be within the limit of their respective subscribed amounts to the registered capital.

               In case guarantees are required in order to secure loans to the Joint Venture Company, the parties shall provide such guarantees in proportion to their respective contributions of the registered capital of the Joint

                      CHAPTER 4 OBJECTIVE AND SCOPE OF OPERATION
                      -----------------------------------------
          Article 6
          ---------
               The purpose of the parties to the Joint Venture Company is in conformity wish of enhancing the exonomic cooperation and technical exchanges, by adopting advanced and appropriate technology and scientific management to improve the product quality of the Bearing and other industrial products.to be manufactured by the Joint Venture Company in China, develop new products and gain competitive position in the world market in quality, efficiency and price, so as to raise economic results and ensure satisfactory benefits for all the parties hereto.

          Article 7
          ---------
               The scope of operation of the Joint Venture Company is:
          (1) Manufacturing of bearinga; parts and compinents of bearings and semi-finishod bearings.
          (2)  Other industrial products.
          (3)  Selling of all above-mentioned products.

                     Chapter 5 Total AMOUNT of Investment and the
                     --------------------------------------------
                                  Registered Capital
                                  ------------------
          Article 8
          ---------
               The total amount of investment of the JVC is US Dollar Four Million and Mine Hundred Fifty Thousand ($4,950,000)

          Article 9
          ---------
               The total registered capital of the JVC. is US Dollar three million ($3,000,000)
          os which:
               Party A shall pay US Dollars Two Million and Two Hundred Fifty Thousand ($2,250,000), accounts for 75%.
               Party B shallpay US Dollars Seven Hundred and Fifg Thousand ($750,000), accounts for 25%.
               The registered capital contributed by each participant may consist of cash and assets to be transferred and shall be paid in all within ----month after issuance of the JVC.

          Article 10
          ----------
               Each party Shall contribute the followings as its registered capital:
          Party A:
          Buildings and other equipment $1,500,000
          (See detailed in Appendix 1)
               Cash           $750,000
          i.e. fifty percent of $1,500,000 entrusted by Party B to purchase the needed equipment and software of the JVC. (See detailed in Appendix1 of the contract)
          Aarty B:
               Machinery and equipment $750,000
          i.e. fifty percent of $1,500,000 to be jointlyused by Party A and Party B to purchase the needed equipment and software of the JVC. (See detailed in Appendx 2 of the contract).

          Article 11
          ----------
               The difference between the total amount of investment and the registered captal equivalent to USD 1,950,000.

          Article 12
          ----------
               In case any party to the Joint Venture Company intends to assign all or part of its investment to a third party, consent shall be obtained from the other party of the Joint Venture Company, and approval from the original examination and approval authorities is required.
               When one party to the Joint Venture Company assigns all or part of its investment, the party shall have preemptive right for a period of six months.

                         CHAPTER 6 OBLIGATION OF THE PARTIES
                         -----------------------------------
          Article 13
          ----------
               Both paties shall respectively be responsible for the following matters:
          A.   Responsibilities
          --------------------
          1) Handling of applications for approval, registration, business license and other matters concerning the establishment of the Joint Venture Company from relevant departments in charge of China;
          2) Processing and making the application for the right to the use of a site at the authority in charge of the land;
          3) Assisting the Joint Venture Company in designing and constructing additional parts to the premises and other engineering facilties, and thereupon negotiate and contract with Chinese contractors;
          4) Assisting the Joint Venture Company in purchasing or leasing in China, equipments, materials, articles for office use, means of transportation and communication facilities, ets;
          5) Providing buildings, machinery and equipments, low cost consumable article and cash in accordance with the stipulations in Article 10;
          6) Assisting the Joint Venture Company in contacting the relevant departments and settling the fundamental facilities such as water, electricity, transportation, etc;
          7) Assisting the Joint Venture Company in recruiting Chinese management personnnel, technical personnel, workers and other presonnel needed;
          8) Be responsible for mounting, commissioning and operation of machines and equipment.
          9)   Handling other matters entrusted by the Joint Venture
          Company.
          B.   Responsibilities of Party 3
          --------------------------------
          1) Providing equipment purchased by Party B (see detailed in Appendix 2)
          2) Providing all technical drawings, dies, fixtures, measuring appliances for hot and cold forgings, automatic feeding pipes, cutting tools and fittings in kinds in accordance with the stipulations in Article (10)
          3) Handling the matters entrusted by the JVC, such as selecting and pruchasing equipment and materials outside China.
          4) Assisting Chinese party for handling matters such as dismantling and until shipping of the equipment.
          5)   Training the technical personnel and workers of the JVC.
          6) Be liable to assist Party A for. accomplishing the installing, testing and trial production of the equipment.
          7)   Responsible for handling other matters entrusted by the JVC.

                       Chapter 7 Selling of Products and Price
                       ---------------------------------------

          Article 14
          ----------
               PARTY B shall be responsible in principle for selling the products of the JVC outside China. The inspection standard for the quality of the products shall be conducted in accordance with ISO standard or the standard of the correspondent components made in China.
               Party B has the right to export the products of the JVC. being further machinedin China.

          Article 15
          ----------
               Party B will enjoy priority in selling the products of the JVC outside China.

          Article 16
          ----------
               Selling pland and price
          a.   year 1:   trial production for 3,000,000 sets
                         (Completed with lathe machining)
          b.   year 2:   8,000,000 sets (completed with lathe machining)
          c.   year 3:   Come up to regular production at the beginning of
                         year 3  10,000,000 sets per year
                         (Completed with lathe machining)

          Article 17
          ----------
          a. The export price of the products in year 1 and 2 will be set on the basis of the export price laid down in the Feasibility Study Report in consideration of all factors of inflation.
          b. The export price of the product manufactured during the period of regular production until the expiration of the JVC will be set on the basis of the cost of product. The 15% sales profit will be ensured to be inclucled in the selling pricl of the products.

                                      Chapter 8
                                      ----------
               The Board of Directors
          Article 18
          ----------
               Both parties shall immediately submit a list of nominated directors of the Board of Directors (hereinafter referred to as BOD) upon signing of the Contract of the JVC. The first board meeting shall be held in Shanghai within 14 days after the set up of the BOD.

          Article 19
          ----------
               The BOD are composed of 8 directors (including one chairman and one vice-chairman), of which 5 shall be appointed by Party A, 3 by Party B. The chairman of the board shall be appointed by Party A, and its vice-chairman by Party B. The term of office for the directors, chairman and vice-chairman is four years, their term of office may be renewed if continuously appointed by the relevant party. Should any of the directors be altered by one party for some reasons, that party shall notify in written form to other party of the JVC.

          Article 20
          ----------
               The highest authority of the JVC. is the Board of Dorectprs.
          (1) The contents mentioned in Article 36 of the regulation for the implementation of the Law of the People's Republic of China on Joint Venture Using Chinese and Foreign Investment shall be adopted unanimously by all directors, such as:
               Amendment of the articles of association of the Joint ventnre:
          2)   Termination and dissolution of the joint venture;
          3) Increase or assignment of the registered capital of the joint venture;
          4) Merger of the joint venture with other economic organization.
          (2) The following issues shall be agreed upon through consultation between the Chinese and foreign directors, and at least one foreign director's vote is required.
          a) Operating philosophy and management policy of the Joint VENTURE Company;
          b) Annual production plan, labor plan, sales plan, export plan of products and import plan of equipment, parts and components.
          c) Annual financial budget and final settlement, Profit and Loss disposition;
          d) Drafting and execution of Rules and Regulations of the Joint Venture Company;
          e) Increasing workshops as well as purchasing large number of new equipment;
          f)   Establishment of branch office;
          g) Appointment and dismissal of the general manager, deputy general manager, chief accountant, chief engineer.
          h) Any revision of stipulation regarding despatching oftrainees and the acceptance of foreign engineers under the ContraCT. (see Appendix 3)
          i) Determination of different opinons between general manager and deputy general mangers of the Joint Venture Company on daily administrative and production matters.
          (3) The wages and salaries of the employees and the issues other than above mentioned (1) and (2) shall be adopted simply by a majority vote.

          Article 21
          ----------
               The chairman of the Board is the legal representative of the Joint Venture Company. Should the chairman be unable to perform functions for some reasons, he shall authorize the vice chairman or any other directors to represent the Joint Venture Company temporarily.

          Article 22
          ----------
               The Board of Directors shall convene the meeting once every year, in April. The chairman may convene an extra meeting based upon a proposal made by more than one third of the total number of directors.

          Article 23
          ----------
               The chairman of the Board shall no later than one month prior to the date of each meeting notify directors with written notice indicating the agenda, time,place and content of such meeting.

          Article 24
          ----------
               If any director is unable to attend the meeting, he may, by a formal written proxy, designate another person to attend the meeting in his place and vote on his behalf. A quorum for a meeting of the Board of Directors shall be constituted by the presence of two thirds of the total munber of directors attending in person or proxy. If any meeting in which the presence of directors does not constitute a quorum or for which the directors appointed by both parties have not been duly notified, or both parties have not confirmed such notification, then any decision passed by such meeting shall be null and void.

          Article 25
          ----------
               The resolution of each meeting shall be recorded in Chinese and English. The Joint Venture Company and Party A, Party B shall keep one copy of the resolution for file.

                           CHARTER 9 MANAGING ORGANIZATION
                           -------------------------------
          Article 26
          ----------
               The Board of Directors shall appoint one general manager and two deputy general managers to be responsbile for daily management. Party A shall nominate one general manager and one deputy general manger, and Party B shall nominate one deputy general manager. The term of office for general manager and deputy general managers shall be four years and may be renewed by the Board of Directors.

          Article 27
          ----------
               The responsibility of the general manager is to carry out the decisions of the Board of Directors and organize and conduct the daily management of the Joint Venture Company. The deputy general managers shall assist the general manager in his work. In handling major issues, the general manager shall consult with the two deputy general managers, and if there is a different opinion between athe general manager and the deputy general managers, the general manager's decision can be put into action at first, provided either of the deputy general managers can request the Board of Directors to solve such discrepancy by
          Article 20 (2)of this contract.

          Article 28
          ----------
               The Board of Directors shall also appoint one chief engineer, one chief accountant all under the leadership of the general manager.
               The chief engineer shall be responsible for organizing and implementing the work on development of product, improvement of technology and complete quality control, and approval of important technical quality report during production.
               The chief accountant shall be responsible for the financing and accounting work of the Joint Venture Company, organizing the Joint Venture Company to develop complete business accounting and implementing the economic responsibility system.
               Every year the Board of directors shall engage an independent certified public accountant registered in Shanghai for conducting financial checking and examination of the JVC and an auditing report in written form shall be submitted to the Board of Directors.

          Article 29
          ----------
               Should the general manager, deputy general managers, chief engineer, chief accountant, wish to resign, written appliction shall be submitted to the Board one month in advance.

                          CHAPTER 10 PURCHASING OF MATERIALS
                          ----------------------------------
          Article 30
          ----------
               In its purchase of required materials, parts and etc. theJoint Venture Company shall give first priority to purchase in China where quality, specifications and price are the same.

                                 CHAPTER 11 LAND USE
                                 -------------------
          Article 31
          ----------
               Party A shall procure the right of using land required bythe Joint Venture Company. The payment of using the land shall be made to the Shanghai Branch of the People's Construction Bank of China, The land use fee shall be implemented in accordarce with relevant regulations stipulated by Chirese goverment.

                   CHAPTER 12 Start-up OF THE JOINT VENTURE COMPANY
                   -----------------------------------------------
          Article 32
          ----------
               Both parties agree to set up a preparation office to handle the establishment matters of the Joint Venture Company upon the Joint Venture Company being approved by the government of the People's Republic of China. The preparation office composed of five (5) persons, among them four (4) persons from Party A and one (1) person fromParty B.The preparation office shall have one manager appointed by Party A andParty B. The preparation office shall be under the leadership of the general manager of the Joint Venture Company once the general manager is appointed.

          Article 33
          ----------
               The taske of the preparation office of the Joint Venture Company are as follows:
          1)   Obtaining business license;
          2)   Checking up the investment contributed by both parties
          3) Checking up the name lists of staffs and workers transferred from Party A.
          4)   Contacting banks for opening accounts;
          5)   Preparation for the Board of Directors' meeting;
          6)   Other necessary works.

          Article 34
          ----------
               The budget of expenses of the preparation office shall be made by the manager and be approved by both parties. After the tasks of the preparation office being completed, the general manager of the Joint Venture Company shall dissolve the preparation office. The actual expenses incurred during preparation time and the work done by thepreparation office shall be transferred to the Joint Venture Company and be reported to the general manager.

          Article 35
          ----------
               Both parties shall give full assistance and support to the preparation office.

                            CHAPTEDR 13 LABOUR MANAGEMENT
                            -----------------------------
          Article 36
          ----------
               The recruitment, employment, dismissal and resignation, wages, labgour insurance, welfare, rewards, penalty and other matters concerning the staffs and workers of the Joint Venture Comany shall, in accordance with the "Regulations of the People's Republic of China on Labour Management in Joint Venture Using Chinese and Foreign Investment and its Implementation Rules",be discussed and decided by the Board of Directors, and be stipulated in the labour contract drawn up between the Joint Venture Company and the Trade Union of the Joint Venture Company as a whole or individual employees.
               The labour contract shall, after being signed, be filed with the loacl labour management department.

          Article 37
          ----------
               Party A shall transfer necessary employees of Shanghai Rolling Bearing Factory to the Joint Venture Company as agreed upon by parties.

          Article 38
          ----------
               The appointment of high-ranking administrative personnel such as general manager, deputy general manager, chief engineer, chief accountant recommended by both parties, their salaries, welfare, social insurance and the standard of travelling expenses etc. shall be decidedd by the meeting of the Board of Directors.

                      CHAPTER 14 TAXATION, ACCOUNTING, AUDITLNG
                      -----------------------------------------
          Artidle 39
          ----------
               Joint Venture Company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

          Article 40
          ----------
               Staff menbers and workers of the Joint Venture Company shnll pay individual income tax or individual incomre adjusting tax according to the "Individual Income Tax Law of the People's Republic of China".

          Article 41
          ----------
               Allocations for reserve funds, expansion funds of the Joint Venture Company and welfare funds and bonuses for staffs and workers shall be set aside in accordance with the stipulation in the "Law ofthe People's Republic of China On Joint Venture Using Chinese and Foreign Investment". The annual proportion of allocations shall be decided by the Board of Directors according to the business situations of the Joint Venture Company.

          Article 42
          ----------
               The fiscal year of the Joint Venture Company shall be from January 1 to December 31. All documents, vouchers, statements and accounting books shall be written in Chinese.

          Article 43
          ----------
               The certificate of investment of parties and annual fiscal report of the Joint Venture company shall be valid only after ratification by an accountant registered in China.

               In case Party B considers it necessary to employ a foreign auditor registered in other countries to undertake annual financial checking and examination, Party A shall give its consent. All the expenses thereof shall be borne by the employing part.

          Article 44
          ----------
               The auditing work shall be done by an auditor (accountant) registered in China. The auditor (accountant) shall report the results to the Board of Directors after inspection and auditing the annual fiscal reports of the Joint Venture Company.

          Article 45
          ----------
               In the first three months of each fiscal year, the general manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the Board of Directors for examination and approval.

                       CHAPTER 15 DURATION OF THE JOINT VENTURE
                       ----------------------------------------


          Article 46
          ----------

               The duration of the Joint Venture Company is ten (10) years, starting from the date on which the business license of the Joint Venture Company is issued.
               An application for the extension of the duration, proposed by one party and unaminously approved by the Board of Directors, shall be submitted 6 months before the date of expiration to the original examination and approval authorities for approval and thereafter register with the administrative department for industry and commerce. The extension of the duration shall be effective only after approval by and registration with the relevant authorities.

                  CHAPTER 16 LIQUIDATION OR ASSETS AFTER EXPIRATION
                  -------------------------------------------------

          Article 47
          ----------
               Upon the expiration of the duration or termination before the date of expiration of the Joint Yenture Company, liquidation shall be carried out according to the relevant laws. The Joint Venture Company shall be liable to its debts with all of its property The remaining property, of the JVC, after the liquidation for debts being conducted in accordance with the principle of profits distribution stipulated in the Articles of Association of the JVC shall be turned over to Party A.

                                 CHAPTER 17 INSURANCE
                                 --------------------

          Article 48
          ----------
               Various kinds of insurance of the Joint Venture Company shall be effected with the People's Insurance Company of China. Types, values and duration of insurance shall be decided by the Bosrd of Directors in accordance with the stipulations of the Chinese goverment.

                      CHAPTER 18 TRADE MARK AND CONFIDENTIALITY
                      -----------------------------------------
          Article 49
          ----------
               The trademark used on contract products shall be SGBC? GBC? HYATT or other trademarks.

          Article 50
          ----------
               Information and materials relating to total invesment, business management, technology, customers list, sales and financial affairs of the Joint Venture Company shall not be disclosed to any third party by Party A and Party B, except those as required in reports to government authorities or unless such information and materials have previously been made known to the public and the subcontractors who make the parts and components for the product of the Joint Venture Company.

               The contents of this contract or any other understanding between Party A and Partr B shall not be disclosed to other third party without unanimous consent by the two parties.

               After expiration of the Joint Venture Company, the documents of business management, customers lists, sales and financial affairs of the Joint Venture Company shall not be disclosed to any third party, too.

                    The Amendment, Alterstion and Discharge of the
                    ----------------------------------------------
                   Contract and Liabilities for Breach of Contract
                   -----------------------------------------------

          Article 51
          ----------
               The amendment of the contract or other appendices shall come into force only after the written agreement signed by Party A, and Party B, and approved by the original examination and approval authority.

          Article 52
          ----------
               In case of inability to fulfil the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the Joint Venture Company and the contract shall be terminated before the time of expiration after unanimously agreed upon by the Board of Directors and approved by the original examination and approval authority.

          Article 53
          ----------
               Should the Joint Venture Company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of the contracting parties fails to fulfil the obligations prescribed by the Contract and Articles of Association, or serioualy violate the stipulations of the Contract and Articles of Association, the Board of Directors of JVC shall hold a meeting immediately for trying to solve the issues. If there is no result being reached and the fact of the party who fails or violates the said obligations prescribed by the Contract and Articles of Association is real, that party shall be deemed as unilaterally terminates the contract. The other party shall have the right to lodge a claim against violation party and ask for compensation or payment payable to other partiy to be made in US dolars and terminate the contract in accordance with the provisions of the contract after approved by the original examination and approval authority. If both parties breach the contract, then each party shall undertake the liabilities for breach of contract respectively.

               Should the Joint Venture Company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the heavy losses suffered, the Joint Venture Company can terminate the contract subject to such a decision being made out unanimously by the Board of Directors of the Joint Venture Company and in accordance with the provisions of the contract after approved by the original examination and approval authority.

                               CHAPTER 20 FORCE MAJEURE
                               ------------------------

          Article 54
          ----------
               Should any of the parties to the contract be directly prevented from executing or complete implementation of the provisions of the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization, for explaining the reason of its inability to execute or delay theexecution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt the part of obligations for implemention of the contract or whether to delay the execution of the contract according to the effects of the event on the performance of the contract.

                              CHAPTER 21 APPLICABLE LAW
                              -------------------------

          Article 55
          ----------
               The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed and be protected by the related laws of the People's Republic of China.

                          CHAPTER 22 SETTLEMENT OF DISPUTES
                          ---------------------------------

          Article 56
          ----------
               Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultatlons by both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Commerce Arbitration Commission of Stockholm, Sweden for arbitration in accordance with its rules of procedure.

               The arbitral award is final and binding upon both parties.

                                 CHAPTER 23 LANGUAGE
                                 -------------------

          Article 57
          ----------
               The contract shall be written in Chinese version and in English version. Both versions are equally authentic.

              CHAPTER 24 EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS
              ----------------------------------------------------------

          Article 58
          ----------
               The appendices drawn up ln accordance with the principles of this contract are integral part of this contract, including:
          Articles of Association, etc.

          Article 59
          ----------
               The contract and its appendices shall come into force beginning from the date of approval of Shanghai Mechanical and Electrical Industries Administration.

          Article 60
          ----------
               Should notices in connection with any party's rights and obligations be sent by either party by telegram or telex in English, the written letter confirmation in English too, shall also be required afterwards.

               The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

          Article 61
          ----------
               The contract is signed in Shanghai, the People's Republic of China, by the authorized representatives of parties on 25 June, 1988.

          For Party A                             For Party B

          Shanghai Rolling                        General Bearing
          Bearing Factory                         Corporation


          _________________________               _________________________

          Appendix 1

          List of Buildings and Auxiliary Facilities Worth

          US$ 1,500,000

          1)   Forging shop (civil construction)  4062m2    Y 1,500,000

          2)   Office building                    1197m2    Y 420,000

          3)   Indoor rewage                                Y 20,000

          4)   Electric Wiring                              Y 300,000

          5)   Piping mounting                              Y 120,000

          6)   Lighting installation (indoor)               Y 15,000

          7)   Inlet and outlet of water                    Y 10,000

          8)   Late machining shop                1987m2    Y 800,000

          9)   Electric wiring                              Y 240,000

          10)  Variance of materials                        Y 100,000

          11)  Dock (inside factory area)                   Y 150,000

          12)  Enclosing wall road and guard Room           Y 250,000

          13)  Four (4) cranes (5 ton)                      Y 290,000

          14)  One (1) pallet                               Y 30,000

          15)  Rail mounting                                Y 100,000

          16)  Cable and transformer                        Y 150,000

          17)  Compressed air and steam pipe                Y 60,000

          18)  One (1) compressor (20m)                     Y 50,000

          19)  Lighting instsllation (Factory area)         Y 60,000

          20)  Fixed expenses needed for additional
               power supply                                 Y 600,000

          21)  Foundatlon for equipment and
               installation                                 Y 300,000

               The total cost of the above-mentioned items (1)-(2) is RMB 5,565,000. It is equivlant to US$ 1,500,000 whlch converted at the exchange rate quoted on the day of the signing of the Contract by the State Administration of Foreign Exchange Control of PRC. ( $1= 3.71)

                          SHANGHAI GENERAL BEARING CO. LTD.


                   AGREEMENT FOR THE REVISION AND AMENDMENT TO THE

                         CONTRACT AND ARTICLE OF THE COMPANY


               According to the resolution of the first Board of Directors meeting of Shanghai General Bearing Co. Ltd. the Company will increase its capital. In order to clarify the rights, obligations, responsibilities and profit shares of both parties after the capital increase, the following agreement for the revision of and amendment to the original Contract and Article of Shanghai General Bearing Co. Ltd has been reached.

               (1) To Contract Chapter 4, Article 7 and Article Chapter 2 Article 7 the revisions are:

                         The scope of operation of the Joint Venture
                         Company is:

                         1. Manufacturing of bearings, bearing parts and components, and semi-finished bearings.

                         2. Other industrial products for export which, do not require export license.

                         3.   The sale of above products.

               (2) To Contract Chapter 5 Article 9, and Article Chapter 3 Article 9 the revisions are:

                         The total amount of investment after reinvestment of the JVC is U.S. Dollars, nine million nine hundred thusand (U.S. $9,900.00). (Original total investment was U.S. $4,950,000. New investment is U.S. $4,950,000).

               (3) To Contract Chapter 5 Article 9, and Article Chapter 3 Article 9 the revisions are:

                         The total registered capital after reinvestment of the JVC is U.S. $5,500,000. (Original registered
                                         -----------
                         capital was U.S. $3,000,000, new investment is U.S. $2,500,000) of which:

                         Party A shall pay U.S. $4,125,000 (Original
                                                -----------
                         registered capital was $2,250,000, new investment in U.S. $1,875,000), to account kfor 75% of the total registered capital.

                         Party B shall pay U.S. $1,375,000 (Original
                                                 ----------
                         registered capital was U.S. $750,000. New investment is U.S. $625,000), to account for 25% of the total registered capital.

               (4) To Contract Chapter 5 Article 10, and Article Chapter 3 Article 10, the amendments are:

                         Each party shall contribute as its new investment of the registered capitals as follows:

                         Party A: Buildings, equipment installation and start-up cost U.S. $ 1,000,000 and cash U.S. $875,000 to be used to purchase part of the equipment to be provided by party B of which $500,000 shall be paid to party B within 10 days after the approval of this Agreement, U.S. $375,000 will be the loan without interest from party B to party A, to be paid back to party B from year 1989 through 1991, with a payment of U.S. $125,000 each year.

                         Party B: Machinery and equipment U.S. $625,000 (For details see attachment 3). The new investment of machinery and equipment from party B has a total value of U.S. $1,500,000, of which:

                         U.S. $625,000 will be new investment of Party B.

                         U.S. $500,000 will be purchased in cash by party
                         A.

                         U.S. $ 375,000 will be purchased by party A of the JVC by a loan granted by party B to Party A.

               (5) To Contract Chapter 5 Article 11 and Article Chapter 3 Article 11 the revisions are:

                         The difference between the total investment and the registered investment, U.S. $4,400,000 (originally U.S. $1,950,000. New investment U.S. $ 2,450,000), can be obtained through a loan to the JVC when needed.

               (6) To Contract Chapter 7 Article 16 the revisions are:

                         Sales plan and Prices:

                         Annually to produce bearing rollers 100,000,000 pieces. For bearing rings the production plans is:

                         A.   First year 3,000,000 sets (to turning)

                         B.   Second year 8,000,000 sets (to turning).

                         C. Third year to reach regular production of 10,000,000 sets of which 5,500,000 sets to be further processed by JVC as finished bearings to be sold by party B. The remainding 4,500,000 sets to be sold by party B as semi-finished products.

               (7)       To Article Chapter 7 Article 39 the revisions are:

                         The JVC will pay taxes in accordance with the law. The JVC will allocate the net profit, after paying all necessary funds, and after obtaining approval from the Board of Directors, to distribute the net profit to parties A & B proportional to their share of investment. Party B agrees that after receiving U.S. $1,375,000 of profit (including the profit from reinvestment) its right for receiving any more dividend will terminate. All profits of the JVC after that time will be distributed exclusively to Party A. After termination of the JVC, all equipment and machinery invested by Party B and other assets shall be turned over to party A without compensation.

               (8) This agreement shall become effective after approval by the Shanghai Mechanical & Electrical Industries Administration. This agreement is as legally binding as the contract and the Article of Shanghai General Bearing Co. Ltd.



          GENERAL BEARING CORPORATION             SHANGHAI ROLLING BEARING

          REPRESENTATIVE                          FACTORY REPRESENTATIVE



          ___________________________             _________________________

          Vice President                          Director